1 Insider Trading Policy Dear Colleagues Given that Global Blue is a publicly traded company in the United States, there are various US rules and regulations particular to being a publicly traded company that we all need to comply with. One aspect of these rules and regulations relates to insider trading. Trading securities (i.e. shares, stock options or debt securities) while aware of material non-public information (known as Inside Information) is illegal. It is also important that shareholders who are trading Global Blue securities have equal access to the same material information. Otherwise, shareholders with Inside Information could potentially make larger profits than a typical shareholder could make, which would be unfair to those shareholders who do not have access to such information and a violation of law. In particular, this means that you can’t buy or sell Global Blue securities when you have access to Inside Information. In addition, some of us are not permitted to buy or sell Global Blue securities during certain periods throughout the year (known as Closed Periods) close to when we release our financial results. It is vitally important that you respect these rules; otherwise, there could be penalties for you and/or Global Blue. We have therefore produced this Insider Trading Policy to help you understand the rules and ensure you and we do the right thing. It’s really important that you take time to read and understand this policy. It will help you and us to avoid doing something that’s wrong and/or illegal or could be thought of as wrong and/or illegal, and continue to ensure Global Blue’s reputation for integrity and continue to be a compliant publicly traded company. If you have any questions about the policy, please don’t hesitate to call or email Jeremy Henderson-Ross, whose details are at the end of this document. Kind regards Jacques Stern CEO 2 1. Insider Trading Restrictions Employees, Consultants, Directors and Officers (and their family members) of Global Blue (collectively, “Insiders”) must not: a) Buy, sell or otherwise dispose of Global Blue securities (i.e. shares, stock options or debt securities), whether directly or indirectly through a third party, at any time when the Insider has Inside Information concerning Global Blue; and/or b) Disclose (“tip”) Inside Information to any other person (including family members), or encourage another person to buy, sell or otherwise dispose of Global Blue securities on the basis of Inside Information (even if you aren’t going to make a profit from the arrangement). The restrictions above apply until such time as the Inside Information is deemed public or ceases to be material. To be deemed public, (i) the information must have been widely disseminated by Global Blue in some form of “official” announcement or disclosed in a filing with the U.S. Securities and Exchange Commission (the “SEC”), and (ii) one full trading day must have elapsed on the New York Stock Exchange (“NYSE”) after the information is disseminated by Global Blue. The fact that rumors, speculation, or statements attributed to unidentified sources are public is insufficient to be considered widely disseminated even when the information is accurate. An Insider who is aware of Inside Information when he or she leaves Global Blue may not buy, sell or otherwise dispose of Global Blue securities until that information is deemed public or ceases to be material. What is considered “Inside Information” is described in paragraph 6 below. There are certain exceptionally limited instances when the prohibition on buying or selling or otherwise disposing of Global Blue securities detailed in this paragraph 1 above, and the closed period and pre-clearance restrictions detailed in paragraphs 2 and 7 below, respectively, do not apply. These exceptions include: (i) transferring securities to an entity that does not involve a change in the beneficial ownership of the securities, (ii) execution of transactions pursuant to a 10b5-1 trading plan that complies with SEC rules (although the entry, modification and termination of such trading plan remain subject to this policy) and (iii) sales of Global Blue securities as a selling stockholder in a registered public offering in accordance with applicable securities laws. Use of any of these exceptions must be discussed with the General Counsel of Global Blue prior to use. 2. Closed Trading Window Periods – Permanent Insiders Permanent Insiders must not buy, sell or otherwise dispose of Global Blue securities during the period beginning two weeks prior to the end of the then current fiscal quarter and ending when one full trading day has elapsed on the NYSE after Global Blue makes a public news release of its quarterly earnings for the prior fiscal quarter (the “Closed Period”). The Closed Period restrictions described in this paragraph 2 continue in effect for Permanent Insiders for six months after the termination of such Permanent Insider’s employment or other relationship with Global Blue, whichever is later. “Permanent Insider” – this includes all Directors of Global Blue Group Holding AG, all members of the EXCOM, the following members of the Finance Team: direct reports of the 3 CFO and all members of the Consolidation Team and Controlling Team, and any other person that the Global Blue General Counsel designates from time to time. 3. Trading Suspensions – Project/Event Insiders If you have access to certain project-specific or event-based Inside Information, you will be made specifically aware of the fact by the Global Blue General Counsel – this means that you will be deemed a ‘Project/Event Insider’. If you are a Project/Event Insider, you must not buy, sell or otherwise dispose of Global Blue securities during the period specified to you by the Global Blue General Counsel in writing. In addition, all those who have been informed that they are a Project/Event Insider must not disclose to others that Global Blue have suspended trading for certain individuals. 4. Restrictions on Disclosing Inside Information Insiders must not disclose Inside Information to another person, other than in the proper course of their employment or other duties. 5. Market Manipulation Restrictions Insiders must not engage in any form of market manipulation, which includes spreading false or misleading information about Global Blue or other companies, which could manipulate the price of Global Blue securities. In addition, it is generally Global Blue’s practice not to respond to inquiries and/or rumors concerning Global Blue’s affairs. If you receive inquiries concerning Global Blue from the media or inquiries from securities analysts or other members of the financial community, you should refer such inquiries, without comment, to Global Blue’s Investor Relations Team. 6. What is Inside Information Inside Information is specific information relating to Global Blue which has not been made public as described in paragraph 1 above, which, if it were made public, would be likely to have an impact on the price of Global Blue securities (or to put it another way, information which a reasonable investor would consider important in deciding whether to buy or sell Global Blue securities). Examples of Inside Information concerning Global Blue would include (in each case solely prior to the information being deemed public): • Global Blue quarterly, annual or other financial results; • guidance on earnings estimates or other projections of future financial performance and changing or confirming such guidance or projections on a later date; • that we have won/lost one or more Global Accounts; 4 • significant pending or threatened litigation or governmental investigations, including, for example, with Tax Authorities: • significant write-offs; • significant financing activity; • that we intend to launch in a major New Market; • material data breaches or cybersecurity incidents; and • material mergers and acquisitions activity; Information that something is likely to, or may, happen can be material. Insiders should err on the side of caution and seek assistance from the Global Blue General Counsel in case of any doubts. 7. Pre-Clearance Requirements Prior to Trading in Global Blue Securities – Permanent Insiders (a) Permanent Insiders (as described in paragraph 2 above) must obtain the advance approval of the Global Blue General Counsel in accordance with this paragraph 7 before effecting any purchase, sale or other disposal of Global Blue securities (including any gifts, loans, pledges, contribution to a trust or other transfers, whether the transaction is for the individual’s own account, one over which he or she exercises control or one in which he or she has a beneficial interest). In the case of trading by the Global Blue General Counsel, the Chief Executive Officer will be responsible for approving, or revoking the approval of, each trade. Sales by Permanent Insiders as a participant in a sell-down initiated by Silver Lake pursuant to the Management Shareholders Agreement are not subject to the pre-clearance requirements detailed in this paragraph 7. See also the limited exceptions to pre- clearance detailed in paragraph 1 above. (b) Requests for pre-clearance for Permanent Insiders must be submitted in writing to the Global Blue General Counsel in advance of the proposed transaction. Such requests must be in the following format: Subject: Request to trade Global Blue Securities I, [name of Permanent Insider], propose to trade [insert number and type] securities in Global Blue. The nature of the trade is as follows: [sale of Global Blue securities via x broker][purchase of Global Blue securities via x broker][describe some other form of transaction e.g. gift, collateral for a loan, pledge, contribution to a trust]. I confirm that: (i) I am not currently aware of any Inside Information and, assuming pre- clearance for this trade is granted, if I become aware of Insider Information

5 prior to the trade being effected, then I will immediately cease the completion of the trade. (ii) If pre-clearance for the trade is granted, the trade will be entered into before the end of the second full business day after the date of the written approval to trade is received from the Global Blue General Counsel. (c) The Global Blue General Counsel will not provide pre-clearance (i) if it means trading will occur during a Closed Period or (ii) to anyone who is a Project/Event Insider. (d) The Global Blue General Counsel may revoke any approval previously granted if it is subsequently determined that the Permanent Insider is aware of Inside Information concerning Global Blue or that such trade would otherwise result in a violation of law. If the Permanent Insider becomes aware of Inside Information following pre-clearance but prior to effecting the trade, pre-clearance will be deemed to have been automatically revoked. (e) If the trade is not approved or approval for such trade has been revoked, then the proposed trade may not be completed. (f) Unless notified otherwise by the Global Blue General Counsel, the pre-clearance requirements detailed in this paragraph 7 continue to apply to Permanent Insiders for six months after the termination of such Permanent Insider’s employment or other relationship with Global Blue, whichever is later. 8. 10b5-1 Trading Plans A 10b5-1 trading plan is a binding, written contract between you and your broker that specifies the price, amount, and date of trades to be executed in your account in the future, or provides a formula or mechanism that your broker will follow to effect trades. A 10b5- 1 trading plan can only be established when you do not possess Inside Information. Therefore, Insiders cannot enter into these plans at any time when in possession of Inside Information and, in addition, Permanent Insiders cannot enter into these plans during a Closed Period. In addition, a 10b5-1 trading plan must not permit you to exercise any subsequent influence over how, when, or whether the purchases or sales are made. Each Permanent Insider must pre-clear with the Global Blue General Counsel or his or her designee its proposed 10b5-1 trading plan prior to the establishment of such plan. A 10b5- 1 trading plan should provide that no trades may be made pursuant to such plan until the date that is the later of (x) 90 days and (y) such number of days as is required from time to time under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder or otherwise by the SEC, in each case, after the entry into such plan. Global Blue reserves the right to withhold pre-clearance of any 10b5- 1 trading plan that Global Blue determines is not consistent with the applicable rules and regulations regarding such plans, including the Exchange Act and any other requirements of the SEC. Notwithstanding any pre-clearance of a 10b5-1 trading plan, Global Blue assumes no liability for the consequences of any transaction made pursuant to such plan. 6 If you enter into a 10b5-1 trading plan, your 10b5-1 trading plan should be structured to avoid purchases or sales on dates occurring shortly before known announcements, such as quarterly or annual earnings announcements. Even though transactions executed in accordance with a properly formulated 10b5-1 trading plan are exempt from the insider trading rules, the trades may nonetheless occur at times shortly before Global Blue announces material news, and the investing public and media may not understand the nuances of trading pursuant to a 10b5-1 trading plan. This could result in negative publicity for you and Global Blue if the SEC or the NYSE were to investigate your trades. For Permanent Insiders, any amendment, modification or termination of a 10b5-1 trading plan requires pre-clearance by the Global Blue General Counsel or his or her designee. In addition, any amendment or modification of a pre-approved 10b5-1 trading plan must occur when you are not aware of any Inside Information and must comply with the requirements of the applicable rules and regulations regarding 10b5-1 trading plans (including the Exchange Act and any other requirements of the SEC) and, if you are subject to Closed Period restrictions, must take place outside of a Closed Period. Transactions effected pursuant to a pre-cleared 10b5-1 trading plan will not require further pre-clearance at the time of the transaction if the plan specifies the dates, prices and amounts of the contemplated trades, or establishes a formula for determining the dates, prices and amounts. 9. Penalties The potential sanctions applicable to insider trading, unlawful disclosure of Inside Information or market manipulation may include significant fines and/or imprisonment, together with reputational damage to Global Blue. Global Blue may take action against you if you breach this policy including termination of your employment, informing the authorities (who could impose criminal or civil penalties) and seeking an injunction to prevent the disclosure of any Inside information. 10. Global Blue General Counsel If you have any queries about this policy, including whether something is Inside Information, or if you think that there is Inside Information which is not being treated as Inside Information, please contact the Global Blue General Counsel. The details of the General Counsel are as follows: Jeremy Henderson-Ross (Global Blue General Counsel) Tel: +41 79 500 6679 Email: jhendersonross@globalblue.com 7 DO DON’T • Do read this policy and ask the Global Blue General Counsel if you are unclear about anything in it • Do check with the Global Blue General Counsel if you are unsure whether something is Inside Information • Do immediately advise the Global Blue General Counsel if you suspect or know that some Inside Information is not being managed as Inside Information • Do obtain pre-clearance for all trades in Global Blue securities from the Global Blue General Counsel if you are a Permanent Insider • Don’t buy or sell Global Blue securities when in possession of Inside Information concerning Global Blue • Don’t buy or sell Global Blue securities if you are a Project/Event Insider or during applicable Closed Periods if you are a Permanent Insider • Don’t encourage anyone to buy or sell Global Blue securities when you are in possession of Inside Information (even if you aren’t going to profit from the arrangement) • Don’t pass Inside Information relating to Global Blue to anyone other than in the proper course of your employment • Don’t spread false information or engage in other activities to manipulate the price of Global Blue securities